UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 12, 2013

PHARMERICA CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-33380	87-0792558
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1901 Campus Place Louisville, Kentucky	40299
(Address of principal executive offices)	(Zip Code)

(502) 627-7000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

The information set forth in Item 5.02 regarding the Consulting Agreement between PharMerica Corporation (the “Company”) and David W. Froesel, Jr., is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 12, 2013, the Company and Michael J. Culotta, the Company’s Executive Vice President and Chief Financial Officer, mutually agreed to end Mr. Culotta’s relationship with the Company effective immediately. Mr. Culotta will receive the benefits set forth in his existing employment agreement and Company equity award agreements for a termination without cause. These benefits generally consist of (1) a cash severance benefit equal to Mr. Culotta’s base salary for 18 months, a bonus equal to the average of the annual bonuses earned by Mr. Culotta over the past three years, and a pro rata bonus for this calendar year based on Mr. Culotta’s target bonus; (2) health insurance benefits for 18 months; and (3) executive level outplacement assistance.

On April 12, 2013, the Company appointed David W. Froesel, Jr., as interim Chief Financial Officer of the Company, effective immediately, while the Board of Directors conducts a search for a successor. Mr. Froesel, age 61, has been the principal of Froesel Consulting LLC since 2011. Mr. Froesel was Chief Financial Officer of BioScrip, Inc. from December 2010 to January 2011. Before that he was also Senior Vice President and Chief Financial Officer of Omnicare, Inc. from 1996 to 2009. Prior to that, he was Vice President, Finance & Administration and Corporate Controller of subsidiaries of Mallinckrodt Group, Inc., a $2.5 billion healthcare and specialty chemical company. He received a B.S. in Accounting from the University of Missouri-St. Louis and an M.S. in Accounting from St. Louis University, and he is a Certified Public Accountant.

In connection with Mr. Froesel’s service as interim Chief Financial Officer and as a consultant to the Company, the Company entered into a Consulting Agreement with Froesel Consulting LLC (“Froesel Consulting”) on April 12, 2013 (the “Consulting Agreement”). During the term of the Consulting Agreement, Froesel Consulting will receive cash compensation of $40,000 per month. The term of the Consulting Agreement is six months and may be renewed on a month to month basis as mutually agreed to by the Company and Froesel Consulting. The Consulting Agreement may be terminated by the Company at any time for Cause and by either party at any time upon 60 days prior written notice to the other party. The foregoing description of the Consulting Agreement is qualified in its entirety by reference to the full text of the Consulting Agreement, which will be filed as an exhibit to the Company’s Quarter Report on Form 10-Q for the quarter ending June 30, 2013.

A copy of a press release announcing Mr. Culotta’s resignation and Mr. Froesel’s appointment is furnished as Exhibit 99.1 to this report.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No	Description

99.1	Press Release of PharMerica Corporation dated April 12, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHARMERICA CORPORATION

Date: April 18, 2013	By:	/s/ Thomas Caneris
Thomas Caneris

Senior Vice President, General Counsel, Compliance Officer and Secretary

Exhibit Index

Exhibit No.	Description

99.1	Press Release of PharMerica Corporation dated April 12, 2013